Wonder Auto Technology Reports Financial Results for the
Third Quarter of 2007

YoY 40% Revenue Growth, 55% Net Income Increase and Improved Gross Margin to 26%

JINZHOU CITY, Liaoning, China, Oct. 29 /Xinhua-PRNewswire-FirstCall/ -- Wonder Auto Technology, Inc. (NasdaqGM: WATG - News; "Wonder Auto" or the "Company"), a leading manufacturer of automotive electrical and suspension parts in China, today reported its financial results for the third quarter ending September 30, 2007.

  Third Quarter Financial Highlights
-- Sales revenue increased to US$ 27.3 million, reflecting 40%
   year-over-year growth;
-- Gross profit increased to US$ 7.1 million, reflecting 78%
   year-over-year growth;
-- Operating income increased to US$ 5.2 million, reflecting 96%
   year-over-year growth
-- Net income increased to US$ 3.7 million, reflecting 55%
   year-over-year growth and
-- Fully diluted earnings per share increased to US$ 0.15, reflecting
   50% year-over-year growth

For the 2007 third quarter, sales revenue was US$ 27.3 million, a 40% increase as compared to US$ 19.5 million for the same period in 2006. Gross profit for the third quarter of 2007 was US$ 7.1 million, an increase of 78% as compared to US$ 4.0 million in the same period in 2006. Net income was US$ 3.7 million, an increase of 55% as compared to net income of US$ 2.4 million in the 2006 third quarter. The fully diluted earnings per share were US$ 0.15, a 50% increase as compared to US$ 0.10 for the same quarter a year ago.

Sales revenue from exports reached approximately 10% of sales revenue for the third quarter 2007, compared to 6% of sales for the same period in 2006. Jinzhou Wanyou Mechanical Parts Co, Ltd. ("Jinzhou Wanyou") became the Company's wholly owned subsidiary in April 2007, and contributed sales revenue of $2.2 million in the third quarter, mostly in the export market.

Qingjie Zhao, Wonder Auto' Chairman and CEO, said, "We are pleased to report a strong quarter as our quarterly revenue reached a record high with improved margins. In response to the Chinese government's policies on emission control, Wonder Auto continues to focus on Chinese domestic economy- car OEMs and small- to mid-size engine manufacturing opportunities in China. Also, we are strengthening our penetration into the global markets, in particular Europe and North America. We continue to increase investment in R&D with a focus on higher-margin, new products to meet market demand. We believe our emphasis on producing high-quality products will generate sales growth and enable us to expand our market share, increase earnings and build shareholder value."

Gross margin increased to 26% of sales for the 2007 third quarter as compared to 21% for the same period in 2006. Gross margin improvement was mainly due to economies-of-scale, efficient cost controls, product price increases and the addition of Jinzhou Wanyou which had an approximately 28% gross margin in the third quarter of 2007. The Company's financial performance has also benefited from the consolidation of Jinzhou Dongwoo Precision Co., Ltd.'s ("Jinzhou Dongwoo") results, which became a consolidated subsidiary in November 2006.

During the third quarter, total operating expenses were US$ 1.9 million as compared to US$ 1.3 million for the same period in 2006. The Company incurred higher administrative expenses mainly related to the addition of Jinzhou Wanyou and Jinzhou Dongwoo and the increased costs in connection with improving the Company's internal control system for Sarbanes-Oxley 404 compliance and the addition of three new independent directors. While experiencing strong revenue growth, the Company successfully managed to slightly reduce its selling expenses. As a result, operating income for the 2007 third quarter was US$ 5.2 million, an increase of 96% as compared to US$ 2.7 million for the same quarter a year ago. The operating margin reached 19% in the third quarter of 2007 as compared to 14% for the same period in 2006.

For the nine months ended September 30, 2007, sales revenue increased 37% to US$ 72.4 million. Net income grew 75% to US$ 10.2 million and fully diluted earnings per share were US$ 0.43.

Total cash and cash equivalents and restricted cash as of September 30, 2007 totaled US$ 17.8 million as compared to US$ 13.1 million as of December 31, 2006. Stockholders' equity increased to US$ 50.1 million as of September 30, 2007 from US$ 38.2 million as of December 31, 2006.

Ryan Yuan, Chief Financial Officer of Wonder Auto, commented, "We achieved favorable results during this quarter by increasing production capacity, tightening cost management, measuring material usage and controlling our operating expenses. The successful integration of the Jinzhou Wanyou and Jinzhou Dongwoo also benefited Wonder Auto's margin improvement and product diversification. We are confident that we are on track to exceed the goals of total revenues of $100 million with net income of $13.5 million for the year of 2007. We expect our fourth quarter sales revenue and net income to reach US$ 29.5 million and US$ 3.9 million, respectively."

The Company is expected to complete its 10Q filing on November 1st.

Recent Developments

On September 13, 2007, Wonder Auto announced the withdrawal of its registration statement on Form S-1 that was filed on July 6, 2007 for an offering of up to 7,475,000 shares of the Company's common stock and it has determined not to proceed with the public offering at this time. The withdrawal was due to the low valuation of the stock.

On October 4, 2007, the Company announced that its subsidiary Jinzhou Halla Electrical Equipment Co., Ltd. ("Jinzhou Halla") had received a credit line extension from the Bank of China and entered into a letter of intent to establish a line of credit with the China Construction Bank. The total loan proceeds available under these two credit facilities is up to approximately US$ 24 million. These resources will be used to expand the production capabilities and facilities, and for other working capital needs.

Global Reach

On September 18, 2007, Wonder Auto announced that Jinzhou Wanyou entered into a four-year supply agreement with a major European Tier-one auto parts producer. The annual order is projected to be approximately US$ 10 million.

On October 1, 2007, Jinzhou Halla opened an office in the metro-Detroit area. The office focuses on North American Original Equipment Manufacturers (OEMs) and the auto parts aftermarket. Concurrently, Robert Forreider, a former Delphi sales executive, joined Jinzhou Halla as Vice President of Marketing and Sales to lead its marketing and sales efforts to penetrate the North American market.

About Wonder Auto

Based in Jinzhou City, Liaoning, China, Wonder Auto Technology, Inc., through its Chinese subsidiaries, designs, develops, manufactures and sells automotive electrical parts and suspension products. Wonder Auto was ranked second in sales revenue in the China market for automotive alternators and starters in 2006. With respective 5 different series and over 150 models of alternators, 70 models of starters and various suspension-related parts, the Company supplies a wide range of auto makers, engine producers and auto parts suppliers both in domestic China and overseas. Wonder Auto's main customers include Beijing Hyundai Motor Company, Shenyang Aerospace Mitsubishi Motors Engine Manufacturing Co., Ltd., Harbin Dongan Automotive Engine Manufacturing Co., Ltd., and Tianjin FAW Xiali Automotive Co., Ltd. For more information, please log on http://www.watg.cn .

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to new and existing products, product defects and any related product recall; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; any statements of belief or intention; any of the factors and risks mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2006 and any subsequent SEC filings. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

Wonder Auto Technology, Inc. Condensed Consolidated Statements of Income and Comprehensive Income For the three and nine months ended September 30, 2007 and 2006 (Unaudited)

	Three months ended		Nine months ended
	September 30		September 30
	(unaudited)		(unaudited)
	2007	2006	2007	2006

Sales revenue	$27,293,856	$19,458,451	$72,416,290	$53,064,779
Cost of sales	(20,184,152)	(15,473,090)	(54,335,057)	(42,767,223)

Gross profit	7,109,704	3,985,361	18,081,233	10,297,556

Operating
expenses
Administrative
expenses	967,086	499,007	2,543,758	1,103,075
Research and
development
costs	255,086	145,570	732,706	345,455
Selling
expenses	641,205	662,776	1,997,820	1,903,563

	1,863,377	1,307,353	5,274,284	3,352,093

Income from
operations	5,246,327	2,678,008	12,806,949	6,945,463
Interest
income	25,846	55,012	80,623	76,360
Other income	45,116	82,972	84,442	199,656
Government
grants -
Note 4	--	--	786,154	--
Finance
costs	(798,472)	(253,001)	(1,810,754)	(706,995)
Equity in
net income of
an unconsolidated
affiliate	--	140,223	34,147	140,223

Income before
income taxes	4,518,817	2,703,214	11,981,561	6,654,707
Income taxes -
Note 5	(583,779)	(335,007)	(1,016,503)	(797,194)
Minority
interests	(260,427)	--	(746,504)	--

Net income	$3,674,611	$2,368,207	$10,218,554	$5,857,513

Other comprehensive
income
Foreign currency
translation
adjustments	589,115	309,577	1,665,857	481,332

Comprehensive
income	$4,263,726	$2,677,784	$11,884,411	$6,338,845

Earnings per
share: basic
and diluted	$0.15	$0.10	$0.43	$0.30

Weighted average
number of shares
outstanding:
basic and
diluted	23,959,994	23,959,994	23,959,994	19,718,086

Wonder Auto Technology, Inc. Condensed Consolidated Balance Sheets As of September 30, 2007 and December 31, 2006

	September 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$9,014,720	$8,203,699
Restricted cash	8,809,878	4,876,879
Trade receivables (net of
allowance of doubtful accounts
of $44,969 in 2007 and $32,150
in 2006)	35,322,157	24,696,982
Bills receivable	10,793,979	3,098,314
Other receivables, prepayments
and deposits	2,232,826	1,254,209
Inventories - Note 6	14,861,379	13,689,374
Amount due from a related company	72,541	69,561
Deferred taxes	279,042	237,570

Total current assets	81,386,522	56,126,588
Intangible assets - Note 7	9,632,919	4,250,800
Property, plant and equipment, net
- Note 8	18,961,099	13,945,846
Land use right	1,214,979	1,203,256
Deposit for acquisition of
property, plant and equipment	2,808,343	1,740,548
Investment in an unconsolidated
affiliate - Note 4	--	527,627
Deferred taxes	246,443	205,475

TOTAL ASSETS	$114,250,305	$78,000,140

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current liabilities
Trade payables	$16,063,285	$9,631,537
Bills payable	9,844,920	8,628,078
Other payables and accrued expenses	3,209,480	3,121,533
Provision for warranty - Note 9	889,174	1,049,344
Income tax payable	623,291	398,768
Amount due to an unconsolidated
affiliate	--	37,492
Dividend payable to minority
stockholders	376,978	--
Secured short-term bank loans
- Note 10	13,286,640	14,326,831

Total current liabilities	44,293,768	37,193,583

Secured long-term bank loans - Note 10	17,107,077	--

TOTAL LIABILITIES	61,400,845	37,193,583

COMMITMENTS AND CONTINGENCIES - Note 11

MINORITY INTERESTS	2,738,064	2,579,572

STOCKHOLDERS' EQUITY
Preferred stock: par value $0.0001 per
share; authorized
10,000,000 shares, none issued and
outstanding	--	--
Common stock: par value $0.0001 per
share; authorized
90,000,000 shares, issued and
outstanding 23,959,994
shares in 2007 and 2006	2,396	2,396
Additional paid-in capital	22,140,143	22,140,143
Statutory and other reserves	3,148,265	3,148,265
Accumulated other comprehensive income	3,117,995	1,452,138
Retained earnings	21,702,597	11,484,043

TOTAL STOCKHOLDERS' EQUITY	50,111,396	38,226,985

TOTAL LIABILITIES AND STOCKHOLDERS'	$114,250,305	$78,000,140
EQUITY

Wonder Auto Technology, Inc. Condensed Consolidated Statements of Cash Flows For the nine months ended September 30, 2007 and 2006 (Unaudited)
	Nine months ended
	September 30
	(Unaudited)
	2007	2006
Cash flows from operating activities
Net income	$10,218,554	$5,857,513
Adjustments to reconcile net income to
net cash provided by
(used in) operating activities:
Depreciation	1,434,556	1,030,576
Amortization of trademarks and
patents	1,114	431
Amortization of land use right	38,984	20,242
Amortization of customer contracts	24,526	--
Deferred taxes	(64,505)	(34,043)
Gain on disposal of property, plant
and equipment	15,636	--
Gain on disposal of Man Do	(500)	--
Provision for doubtful debts	11,144	--
Written back (recovery) of obsolete
inventories	67,782	(69,708)
Exchange loss on translation of
monetary assets and liabilities	492,825	--
Equity net income of an
unconsolidated affiliate	(34,147)	--
Minority interests	746,504	(140,223)
Changes in operating assets and
liabilities:
Trade receivables	(8,870,324)	(6,841,892)
Bills receivable	(7,270,838)	(366,251)
Other receivables, prepayments and
deposits	(717,530)	(297,497)
Inventories	(374,688)	(4,453,132)
Trade payables	6,270,135	3,269,026
Bills payable	854,241	(250,718)
Other payables and accrued expenses	1,036,024	(21,153)
Provision for warranty	(201,004)	416,125
Income tax payable	210,416	104,660

Net cash flows provided by (used in)
operating activities	3,888,905	(1,776,044)

Cash flows from investing activities
Payments to acquire trademarks and
patents	(1,982)	(6,268)
Payments to acquire and for deposit for
acquisition of property, plant
and equipment	(5,661,884)	(1,380,935)
Proceeds from sales of property, plant
and equipment	11,171	--
Installment payment to acquire Jinzhou
Dongwoo	(2,420,000)	--
Increase in restricted cash	(3,932,999)	(828,356)
Proceeds from sales of marketable
securities	--	37,608
Net cash paid to acquire Jinzhou Wanyou	(5,526,485)	--
- Note 4
Payment to acquire an unconsolidated	--	(1,200,000)
affiliate
Cash inflow from disposal of Man Do	500	--
Cash acquired from the RTO	--	419

Net cash flows used in investing
activities	$(17,531,679)	$(3,377,532)

Cash flows from financing activities
Dividend paid to stockholders	$--	$(1,707,724)
Dividend paid to minority stockholders	(357,280)	--
Dividend paid to Winning	(343,934)	--
New bank loans	29,486,379	12,631,366
Repayment of bank loans	(14,848,096)	(10,309,721)
Repayment to stockholders	--	(5,149)
Net proceeds from issuance of shares	--	10,142,020
Advance from a related company	--	64,480

Net cash flows provided by financing	13,937,069	10,815,272
activities

Effect of foreign currency translation on	516,726	175,899
cash and cash equivalents

Net increase in cash and cash equivalents	811,021	5,837,595

Cash and cash equivalents - beginning of
period	8,203,699	4,368,757

Cash and cash equivalents - end of period	$9,014,720	$10,206,352

Supplemental disclosures for cash flow
information:
Non-cash investing and financing
activities:
Acquisition of Jinzhou Wanyou - Note 4	$2,840,317	$--

Cash paid for:
Interest	$906,045	$605,319
Income taxes	$586,935	$726,578

For further information, please contact:

Yuechun Xie
Investor Relations Manager
Wonder Auto Technology, Inc.
Tel: +86-416-266-1186
Email: ycxie@watg.cn

Kevin Theiss
Investor Relations
The Global Consulting Group
Tel: +1-646-284-9409
Email: ktheiss@hfgcg.com

Stacy Dimakakos
Media Relations
The Global Consulting Group
Tel: +1-646-284-9417
Email: sdimakakos@hfgcg.com